FOR MINISTRY USE ONLY

ONTARIO CORPORATION NUMBER 51816

Ministry of Consumer and Commercial Relations Ontario CERTIFICATE

THIS IS TO CERTIFY THAT THESE ARTICLES ARE EFFECTIVE ON

NOVEMBER 6, 1979

CONTROLLER OF RECORDS
COMPANIES SERVICES BRANCH

Trans Code C

GRANDVIEW ENERGY RESOURCES INCORPORATED

FORM 4
THE BUSINESS CORPORATIONS ACT

ARTICLES OF AMENDMENT

OF

NAME OF CORPORATION

LOISAN RED LAKE GOLD MINES LIMITED

INCORPORATED/AMALGAMATED ON NOVEMBER 23rd, 1945
DATE OF INCORPORATION/AMALGAMATION

1 THE FOLLOWING IS A CERTIFIED COPY OF THE RESOLUTION AMENDING THE ARTICLES OF THE CORPORATION:

"RESOLVED AS A SPECIAL RESOLUTION OF THE CORPORATION THAT:

(1) The Corporation be and is hereby authorized to amend its Articles of Incorporation by:

(a) deleting therefrom the clause: "AND IT IS HEREBY ORDAINED AND DECLARED that the said Company shall be subject to Part XI of The Companies Act".

(b) changing the Corporation's name to Grandview Energy Resources Incorporated.

(c) varying the provisions of the Articles of Incorporation of the Corporation by deleting the objects of the Corporation as contained therein and substituting therefor the following:

(i) To acquire, own, lease, prospect for, open, explore, develop, work, improve, maintain and manage mines and

mineral lands and deposits, including oil and gas lands and deposits, and to dig for, raise, crush, wash, smelt, assay, analyse, reduce, amalgamate, refine, pipe, convey and otherwise treat ores, metals and minerals, including oil and gas whether belonging to the company or not, and to render the same merchantable and to sell or otherwise dispose of the same or any part thereof or interest therein;

(ii) To take, acquire and hold as consideration for ores, metals or minerals, including oil and gas, sold or otherwise disposed of or for goods supplied or for work done by contract or otherwise, shares, debentures or other securities of or in any other company having objects similar, in whole or in part, to those of the company hereby incorporated and to sell and otherwise dispose of the same.

(d) (i) Changing the Three Million Five Hundred Thousand (3,500,000) common shares with a par value of One Dollar ($1.00) each in the capital of the Corporation, issued and unissued, into Three Million Five Hundred Thousand (3,500,000) common shares without par value.

(ii) After giving effect to the foregoing, decreasing the dollar value attributable to the issued capital of the Corporation from $2,252,000.00 to $99,444.47 by cancelling the $2,152,555.53 attributable to the aggregate discount at which the issued and outstanding shares of the Corporation have been issued.

(iii) Increasing the authorized capital of the Corporation from 3,500,000 common shares without par value to 10,000,000 common shares without par value by creating and adding to the authorized capital 6,500,000 common shares without par value ranking on a parity with the said 3,500,000 common shares, and declaring that the authorized capital of the Corporation is divided into 10,000,000 common shares without par value; provided that the 10,000,000 common shares without par value shall not be issued for a consideration exceeding in amount or value the sum of $10,000,000.00 or such greater amount as the board of directors of the Corporation by resolution determines.

(e) Providing that the Corporation may purchase any of its shares.

(ii) The Directors and Officers be and they are hereby authorized to do, sign and execute all things, deeds, documents necessary or desirable for the due carrying out of the foregoing.

2. THE AMENDMENT HAS BEEN DULY AUTHORIZED AS REQUIRED BY SUBSECTIONS 2 [illegible] (AS APPLICABLE) OF SECTION 189 OF THE BUSINESS CORPORATIONS ACT.

3. THE RESOLUTION AUTHORIZING THE AMENDMENT WAS CONFIRMED BY THE SHAREHOLDERS OF THE CORPORATION ON OCTOBER 10th, 1978.

4. THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVERY TO THE MINISTER

CERTIFIED

LOBAN RED LAKE GOLD MINES LIMITED
(NAME OF CORPORATION)

(CORPORATE SEAL) BY

(SIGNATURE) (DESCRIPTION OF OFFICE)
IRVING R. PICARD - PRESIDENT

(SIGNATURE) (DESCRIPTION OF OFFICE)
HELEN R. CRAVEN - SECRETARY-TREASURER

Province of Ontario

By the Honourable

GEORGE HARRISON DUNBAR,

Provincial Secretary.

To all to whom these Presents shall Come Greeting

Whereas The Companies Act provides that with the exceptions therein mentioned the Lieutenant Governor may by Letters Patent create and constitute bodies corporate and politic for any of the purposes to which the authority of the Legislature of Ontario extends;

And Whereas by the said Act it is further provided that the Provincial Secretary may under the Seal of his office have, use, exercise and enjoy any power, right or authority conferred by the said Act on the Lieutenant Governor;

And Whereas by their Petition in that behalf the persons herein mentioned have prayed for Letters Patent constituting them a body corporate and politic for the due carrying out of the undertaking hereinafter set forth;

And Whereas it has been made to appear that the said persons have complied with the conditions precedent to the grant of the desired Letters Patent and that the said undertaking is within the scope of the said Act;

Now Therefore Know Ye that under the authority of the hereinbefore in part recited Act **I do by these Letters Patent constitute** the Persons hereinafter named that is to say:

Marion Margaret Smith, Bookkeeper; Helen Isobel Mitchell and Edith Mabel Tice, Secretaries; and Amy McCalla and Helen Mary Yemen, Stenographers; all of the City of Toronto, in the County of York and Province of Ontario; and any others who have become subscribers to the memorandum of agreement of the Company, and persons who hereafter become shareholders therein, a corporation under the name of

LOIBAN RED LAKE GOLD MINES LIMITED
(No Personal Liability)

for the following purposes and objects, that is to say:

(a) TO acquire, own, lease, prospect for, open, explore, develop, work, improve, maintain and manage mines and mineral lands and deposits, and to dig for, raise, crush, wash, smelt, assay, analyze, reduce, amalgamate, refine, pipe, convey and otherwise treat ores, metals and minerals, whether belonging to the Company or not, and to render the same merchantable and to sell or otherwise dispose of the same or any part thereof or interest therein; and

(b) TO take, acquire and hold as consideration for ores, metals or minerals sold or otherwise disposed of or for goods supplied or for work done by contract or otherwise, shares, debentures or other securities of or in any other company having objects similar, in whole or in part, to those of the Company hereby incorporated and to sell and otherwise dispose of the same;

THE CAPITAL of the Company to be Three Million Five Hundred Thousand dollars divided into Three Million Five Hundred Thousand shares of

One dollar each;

THE HEAD OFFICE of the Company to be situate at the said City of Toronto; and

THE PROVISIONAL DIRECTORS of the Company to be Marion Margaret Smith, Helen Isobel Mitchell, Edith Mabel Tice, Amy McColla and Helen Mary Yemen, hereinbefore mentioned;

AND IT IS HEREBY ORDAINED AND DECLARED that the said Company shall be subject to the provisions of Part XI of The Companies Act;

AND IT IS HEREBY FURTHER ORDAINED AND DECLARED:

(1) THAT the Company may hold meetings of its directors and executive committees (if any) at any place, either within or without the Province of Ontario, and meetings of its shareholders at any place within the Province of Ontario; and

(2) THAT, if the by-laws of the Company so provide, it shall not be necessary for a majority of the directors to constitute a quorum of the board; PROVIDED, however, that the number necessary to constitute a quorum shall be two-fifths thereof or such greater proportionate number as may be fixed by by-law;

AND THE COMPANY IS HEREBY AUTHORIZED to pay a commission to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company; PROVIDED, however, that the said commission shall not exceed twenty-five per centum of the amount realized upon the sale of such shares.

Given under my hand and Seal of office at the City of Toronto in the said Province of Ontario this twenty-third day of November in the year of Our Lord one thousand nine hundred and forty-five.

O. H. Dunbar
Provincial Secretary.